CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER
                                    LAW FIRM
                          1900 FIRSTIER BANK BUILDING
                             LINCOLN, NE 68508-2095
                                  402-474-6900



August 22, 1997



SMITH HAYES Trust, Inc.
500 Centre Terrace
1225 L Street
Lincoln, NE 68508

      Re:   Registration of Securities Pursuant to Rule 24f-2


Ladies and Gentlemen:

      Our opinion has been requested in connection with the registration of shares of SMITH HAYES Trust, Inc. (the "Fund"), pursuant to Rule 24f-2 under the Investment Company Act of 1940. We have conducted such legal and factual inquiries as we have deemed necessary under the circumstances. Based upon such inquiries, all shares sold by the Fund during the fiscal year ended June 30, 1997 were legally issued, fully paid and nonassessable.

      We consent to the filing of this opinion in connection with the notice to be filed with the Securities and Exchange Commission pursuant to Rule 24f-2.

                                          Very truly yours,


                                          /s/ John C. Miles
                                          John C. Miles
                                          For the Firm